UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2006

NorthWestern Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-692 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
125 South Dakota Avenue Sioux Falls, South Dakota (Address of principal executive offices)		57104 (Zip Code)
(605) 978-2908 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 23, 2006, the Board of Directors of NorthWestern Corporation (the “Company”) adopted resolutions, subject to the consent of Babcock & Brown Infrastructure Limited (“BBIL”) pursuant to the Merger Agreement (as defined below), amending and restating the Company’s Amended and Restated Bylaws to permit holders of 25% or more of the outstanding shares of voting stock of the Company to call a special meeting of the Company’s stockholders following termination of that certain Agreement and Plan of Merger among BBIL, BBI US Holdings Pty Ltd., BBI US Holdings II Corp., BBI Glacier Corp. and the Company, dated as of April 25, 2006 (the “Merger Agreement”).

On June 23, 2006, the Company sent a letter to BBIL requesting its consent to such amendment and restatement of its Amended and Restated Bylaws. On June 27, 2006, the Company received BBIL’s consent.

The preceding description of the amendment and restatement of the Company’s Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws (as amended and restated, effective June 27, 2006) attached as Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
3.1*	Amended and Restated Bylaws of the Company.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

Dated: June 27, 2006	By:	________________________________________
Thomas J. Knapp
Vice President, General Counsel and Corporate Secretary

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
3.1*	Amended and Restated Bylaws of the Company.

* filed herewith